UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

comScore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Background

On March 16, 2011, the Company received notice that The Nielsen Company (US) LLC (“Nielsen”) filed a lawsuit against the Company in the United States District Court for the Eastern District of Virginia (the “Court”) alleging infringement by the Company of certain patent rights of Nielsen. Nielsen’s complaint sought unspecified damages and injunctive relief. On March 22, 2011, the Company filed a lawsuit against Nielsen and NetRatings, LLC d/b/a Nielsen Online (“NetRatings”) in the United States District Court for the Eastern District of Virginia alleging infringement of certain patent rights of the Company by Nielsen and NetRatings. The Company’s complaint sought unspecified damages and injunctive relief (such claims and proceedings brought by Nielsen and the Company, the “Litigation”).

Settlement

On December 20, 2011, the Company entered into a Patent Purchase, License and Settlement Agreement (the “Patent Purchase Agreement”) with Nielsen and NetRatings in order to resolve the Litigation. In connection with the Patent Purchase Agreement, the Company and Nielsen entered into a Purchase Agreement (the “Stock Purchase Agreement”) and a Voting Agreement (the “Voting Agreement”, and together with the Patent Purchase Agreement and the Stock Purchase Agreement, the “Settlement Documents”). Pursuant to the Settlement Documents, and subject to retained rights by Nielsen, comScore will acquire ownership of the four Nielsen families of patents asserted in litigation, a portfolio with many U.S. and international patents. comScore also grants Nielsen worldwide licenses for the families of the four patents comScore asserted in litigation. Both parties agree not to bring any patent action against the other for the next three years. In addition, Nielsen has acquired 974,358 shares (the “Shares”) of the Company’s common stock (“Common Stock”), subject to certain restrictions. The Shares had a value of approximately $19.0 million on the date of issuance based on a closing price of $19.53 as reported on the NASDAQ Global Market on December 20, 2011.

The material terms of the Settlement Documents are summarized below.

Patent Purchase, License and Settlement Agreement

The Patent Purchase Agreement provides for the sale, transfer, conveyance and assignment by Nielsen to the Company of all right, title and interest throughout the world in and to United States Patent Nos. 6,115,680; 6,418,470; 7,376,722; 7,386,473; and 7,613,635 and all related past and future patents and patent applications anywhere in the world that claim priority to the foregoing patents or from which the foregoing patents issued or claim priority to (the “Acquired Patents”). Nielsen and NetRatings and their affiliates have retained a worldwide, fully paid up, royalty-free, irrevocable and non-terminable, non-transferable and non-exclusive right and license (without the right to grant sublicenses) under the Acquired Patents. Nielsen and NetRatings will also receive a fully paid up, royalty-free, irrevocable, non-terminable, non-transferable and non-exclusive right and license (without the right to grant sublicenses) under the Company’s asserted United States Patent Nos. 7,260,837; 7,685,275; 7,849,154; and 7,930,285 and all related past and future patents and patent applications anywhere in the world that claim priority to the foregoing patents or from which the foregoing patents issued or claim priority to (the “Licensed Patents”).

In connection with the Patent Purchase Agreement, Nielsen, NetRatings and the Company agreed to dismiss the Litigation without admission of liability and release the other parties from all claims that were made, asserted or brought in the Litigation and claims related to the Acquired Patents or Licensed Patents for activities conducted before the date of the Patent Purchase Agreement. Nielsen and NetRatings further released the Company from all claims related to United States Patent Nos. 5,796,952; 6,138,155; 6,643,696; 6,763,386; and 7,406,516 and all related past and future patents and patent applications anywhere in the world that claim priority to the foregoing patents or from which the foregoing patents issued or claim priority to for activities conducted before the date of the Patent Purchase Agreement.

Each party to the Patent Purchase Agreement covenanted not to sue any of the other parties or their affiliates for direct or indirect infringement, contributory infringement or active inducement of infringement of any patent owned by, or licensed to, the covenanting party until three years after the date of the Patent Purchase Agreement, and the parties waived the right to recover damages related to any of the aforementioned infringement accruing during that time period.

Stock Purchase Agreement and Voting Agreement

Pursuant to the terms of the Patent Purchase Agreement, the parties thereto entered into the Stock Purchase Agreement, whereby the Company issued the Shares to Nielsen. The Stock Purchase Agreement further includes the following material covenants of the parties:

(1)	Trading prohibition- Pursuant to the Stock Purchase Agreement, until the earlier of (a) December 20, 2012, (b) the termination of Magid M. Abraham as Chief Executive Officer of the Company, (c) a Change of Control or (d) any material breach by the Company of any of the representations, warranties, covenants or agreements made by the Company in any of the Settlement Documents, Nielsen shall not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock “beneficially owned” (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by Nielsen or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. For the purposes of the Stock Purchase Agreement, “Change of Control” shall mean any one of the following events (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is used in Rule 13d-3 of the Exchange Act, except that a person shall be deemed to be the beneficial owner of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s voting securities or otherwise acquires the right to elect a majority of the members of the Company’s Board of Directors (the “Board”); (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a plan of reorganization, merger or consolidation involving the Company, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto continuing to hold securities representing (either by voting securities of the Company continuing to remain outstanding or by such securities being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such consolidation, merger or consolidation in substantially the same proportion as immediately before such consolidation, merger or consolidation; (iv) any person or two or more persons acting in concert acquires by contract or otherwise, or enters into a contract or arrangement that, upon consummation, will result in its acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the Board (and taking into account all such securities that such person or group has the right to acquire) representing fifty percent (50%) or more of the combined voting power of such securities; or (v) the individuals who, as of the date hereof, are members of the Board, cease, for any reason, to constitute more than 50% of the number of authorized directors of the Company.

(2)

Additional Volume Restrictions on Resale- Notwithstanding any additional restrictions that may apply pursuant to the Stock Purchase Agreement, if any Shares are sold for the account of Nielsen, the amount of Common Stock sold, together with all sales of Common Stock sold for the account of Purchaser within the preceding three months at the time of sale, shall not exceed the greatest of (i) one percent of the Common Stock outstanding as shown by the most recent Exchange Act report published by the Company, (ii) the average weekly reported volume of trading in Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of proposed sale or (iii) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan, as those terms are defined in Section 600 of Regulation NMS, during the four-week period specified in clause (ii).

(3)	Standstill- For so long as Nielsen holds the Shares, it and its affiliates are prohibited from engaging in transactions that would otherwise result in its ownership directly or indirectly (including acquiring beneficial ownership as defined in Rule 13d-3 under the Exchange Act), by purchase or otherwise, of any capital stock of the Company or direct or indirect rights to acquire any capital stock of the Company, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division of the Company or of any such successor or controlling person, except to the extent such acquisition, offer, seeking, proposal or agreement is incidental to a transaction a primary purpose of which is not to acquire capital stock of the Company.

(4)	Market Standoff- Subject to certain limitations, for so long as it holds the Shares, during the period of duration specified by the managing underwriter of common stock or other securities of the Company following the effective date of any registration statement for any public offering of the Company’s Common Stock filed under the Securities Act, Nielsen shall not, to the extent requested by such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that: (i) all “named executive officers” (as defined in Item 402 of Regulation S-K) and directors of the Company enter into similar agreements or are bound by similar agreements with the Company and (ii) such market stand-off time period shall not exceed ninety (90) days.

(5)	Communications with Governmental Entities- If at any time after a written inquiry or demand from the Federal Trade Commission, the Department of Justice or any other governmental entity to the Company or Purchaser, either Nielsen or the Company, as applicable in such party’s sole discretion and in good faith, believes that such governmental entity has undertaken or intends to undertake a formal investigation of Nielsen regarding the Shares or any of the transactions contemplated by the Stock Purchase Agreement, including without limitation, through the issuance of a Civil Investigative Demand, Request for Additional Information or otherwise, Nielsen may elect to, or the Company, upon written notice to Nielsen, may cause Nielsen to, sell, transfer and divest itself of the Shares, in one or more sales made under Rule 144 promulgated under the Securities Act in one or more ordinary brokerage transactions over any exchange on which the Company’s common stock is listed, notwithstanding any restrictions to the contrary under the Stock Purchase Agreement.

The Voting Agreement additionally provides the Company’s Chief Executive Officer and Chief Financial Officer a proxy to vote all shares of Common Stock held of record or “beneficially owned” (as such term is used in Rule 13d-3 of the Exchange Act) by Nielsen on all matters submitted to the stockholders of the Company for a vote, whether required by the Company’s charter or bylaws, pursuant to Delaware General Corporate Law or otherwise, in the same proportion to all other outstanding voting securities of the Company (excluding any and all voting securities beneficially owned, directly or indirectly, by Nielsen or by management of the Company) that are actually voted on a proposal submitted to the Company’s stockholders for approval. The Voting Agreement shall terminate on the earlier of (i) the time at which Nielsen ceases to beneficially own any Shares, (ii) a Change of Control or (iii) the mutual agreement of the Company and Nielsen.

The Company expects to account for the components of the transactions included within the Settlement Documents, which include the patents purchased, various licensing arrangements, and the issuance of common stock, based on the fair value of those components, with the residual amount recorded as settlement expense, to reflect the settlement of the outstanding litigation.

The foregoing descriptions of the Settlement Documents do not purport to be complete and are qualified by the text thereof, copies of which is attached hereto as Exhibit 10.1, 10.2 and 10.3 and incorporated by reference herein.

The Settlement Documents, which contains certain representations and warranties by the parties thereto, are not intended to provide any other factual information about the parties thereto. The assertions embodied in those representations and warranties were made for purposes of the Settlement Documents and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Settlement Documents. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties in the Settlement Documents as characterizations of the actual state of facts about the parties thereto. Investors should read the Settlement Documents together with all other information that the Company discloses in publicly filed reports and statements with the Securities and Exchange Commission.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference. The aggregate 974,358 shares of Common Stock issued pursuant to the Settlement Documents were issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act because the issuances did not involve a public offering.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Patent Purchase, License and Settlement Agreement by and among the Company, Nielsen and NetRatings dated December 20, 2011

10.2	Purchase Agreement by and among the Company and Nielsen dated December 20, 2011

10.3	Voting Agreement by and among the Company and Nielsen dated December 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin EVP, General Counsel and Chief Privacy Officer

Date: December 20, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Patent Purchase, License and Settlement Agreement by and among the Company, Nielsen and NetRatings dated December 20, 2011

10.2	Purchase Agreement by and among the Company and Nielsen dated December 20, 2011

10.3	Voting Agreement by and among the Company and Nielsen dated December 20, 2011